Exhibit 99.1

ETHAN ALLEN INTERIORS INC.

BOARD OF DIRECTORS

RESOLUTION

Ratifying the Resolution of the Compensation Committee

Amending the Amended and Restated1992 Stock Option Plan

WHEREAS, on January 27, 2015, the Compensation Committee of the Board of Directors of Ethan Allen Interiors, Inc. adopted a resolution amending the Amended and Restated1992 Stock Option Plan (the “Plan”), the terms of which are incorporated herein in their entirety (the “Resolution”).

NOW, THEREFORE, upon motion duly made and seconded, and upon the affirmative vote of each member of the Board of Directors,

BE IT RESOLVED, that the Board of Directors hereby approves, ratifies and adopts the Resolution in its entirety; and

BE IT FURTHER RESOLVED, that the amendment to Section 8.2 of the Plan shall become effective immediately subject to applicable law; and

BE IT FURTHER RESOLVED, that the Chairman, President and Chief Executive Officer of the Company, and such other officers of the Company as may be expressly authorized by the Chairman, and each of them acting individually, be and the same hereby are authorized, in the name and on behalf of the Company, to take or cause to be taken any and all such actions, to execute, deliver, acknowledge, publish, and file or cause to be executed, delivered, acknowledged, published or filed any and all such agreements, instruments, applications, reports, certificates and other documents (all in such form and content as shall be approved by counsel to the Company) as may be necessary amend the Plan in accord with this Resolution in furtherance of the purpose described in the preceding preambles and resolutions or to carry out the purposes and intent of the preceding preambles and resolutions.

Dated:     Danbury, Connecticut

January 27, 2015

THE BOARD OF DIRECTORS

ETHAN ALLEN INTERIORS, INC.